EXHIBIT 99.1
Contacts:

URS Corporation	Citigate Sard Verbinnen

H. Thomas Hicks Vice President & Chief Financial Officer (415) 774-2700	Hugh Burns/Jamie Tully/Kara Findlay (212) 687-8080
URS CORPORATION REPORTS SECOND QUARTER
RESULTS FOR FISCAL 2006
Revenues Up 11%; Net Income Increased 21%,
After Adjusting for Impact of Second Quarter 2005 Charge
Company Raises Fiscal 2006 Earnings Outlook

     SAN FRANCISCO, CA — August 9, 2006 — URS Corporation (NYSE: URS) today reported its financial results for the second quarter of fiscal 2006, which ended on June 30, 2006. Revenues for the quarter were $1.07 billion, an increase of 11% compared with revenues of $961.6 million during the comparable period in 2005. Net income for the quarter was $32.6 million compared with $7.6 million in the second quarter of 2005. Net income for the 2005 second quarter included an after tax charge of $19.4 million, or $0.42 per share, related to the Company’s $127.2 million note redemption and restructuring of its senior credit facility. After adjusting for this charge, net income for the second quarter of fiscal 2006 increased 21% from the same period last year.
     Diluted earnings per share (“EPS”) for the second quarter of fiscal year 2006 were $0.63. This compares to diluted EPS of $0.17 per share for the same period in 2005, after the $0.42 per share charge described above. Weighted-average shares outstanding for the second quarter of 2006 for purposes of calculating diluted EPS were 51.5 million compared to 46.2 million weighted-average shares outstanding for the comparable period of 2005. The increase in weighted-average shares outstanding is the result of the Company’s common stock offering in the second quarter of fiscal 2005 and additional shares issued pursuant to the Company’s 1999 Equity Incentive Plan and Employee Stock Purchase Plan.

     The Company’s net income and EPS for the second quarter of 2006 include an after tax impact of $2.4 million, or $0.05 per share, related to stock-based compensation expense under Statement of Financial Accounting Standards 123 (Revised) (“SFAS 123(R)”), which requires that the costs of stock-based compensation be recognized as an expense in the financial statements.
     During the second quarter of fiscal 2006, the Company reduced debt by $47 million, lowering its debt to total capitalization ratio to 16%. As of June 30, 2006, the Company’s backlog was $4.44 billion, compared to $3.84 billion as of December 30, 2005.
     Commenting on the Company’s financial results, Martin M. Koffel, Chairman and Chief Executive Officer, stated: “URS had a very good second quarter, highlighted by strong revenue growth, improved profitability, continued progress on our debt reduction initiative, and a record book of business. In particular, we benefited from increased capital spending across several of the private sector markets we serve, strong demand from federal agencies for traditional engineering and environmental services, and a continued high level of work providing operations and maintenance services to the Department of Defense.”
     Mr. Koffel continued: “We continue to see positive long-term trends across each of our four key market sectors — federal, state and local government, domestic private sector and international. Based on the favorable conditions in our markets, our record book of business and strong performance over the first half of 2006, we are increasingly optimistic about our performance for 2006 and beyond.”
Results for Six Months Ending June 30, 2006
     For the six months ended June 30, 2006, revenues increased by 10% to $2.07 billion, from $1.88 billion for the first six months of 2005. Net income for the six months ended June 30, 2006 was $56.8 million, or $1.11 per diluted share. Net income for the comparable period in 2005 was $27.7 million, including an after tax charge of $19.6 million, or $0.43 per share, related to the Company’s $127.2 million note redemption, retirement of $10.0 million of its 12 1/4% notes and restructuring of its senior credit facility.
     Weighted-average shares outstanding for the first half of 2006 for purposes of calculating diluted EPS were 51.4 million compared to 45.5 million weighted-average shares outstanding for the comparable period of 2005.
     The Company’s net income and EPS for the first six months of 2006 include an after tax impact of $4.6 million, or $0.09 per share, related to stock-based compensation expense under SFAS 123(R).

Business Segments
     In addition to providing consolidated financial results, URS reports separate financial information for its two segments: the URS Division and the EG&G Division. The URS Division’s revenues include the Company’s work in the state and local government market, the private sector and the international business. In addition, the URS Division provides engineering services to federal government agencies, primarily for facilities and environmental projects. The EG&G Division primarily serves the federal government market, providing a range of operations and maintenance and technical support services to the Departments of Defense, Homeland Security, Energy, Treasury and NASA, among others.
     URS Division. For the second quarter of fiscal 2006, the URS Division reported revenues of $689.5 million and operating income of $50.5 million, compared to revenues of $622.1 million and operating income of $47.8 million for the corresponding period in 2005.
     For the six months ended June 30, 2006, the URS Division reported revenues of $1,332.9 million and operating income of $93.0 million, compared to revenues of $1,230.1 million and operating income of $90.7 million for the same period last year.
     EG&G Division. For the second quarter of fiscal 2006, the EG&G Division reported revenues of $385.3 million and operating income of $22.8 million, compared to revenues of $340.9 million and operating income of $18.0 million for the corresponding period in 2005.
     For the six months ended June 30, 2006, the EG&G Division reported revenues of $745.6 million and operating income of $38.1 million, compared to revenues of $656.4 million and operating income of $30.7 million for the same period last year.
Outlook for the Remainder of Fiscal 2006
     Based on revenue growth for the first half of 2006 and the Company’s continued positive outlook for its markets, the Company now expects that consolidated revenues will be approximately $4.2 billion for the year, compared to its prior guidance of approximately $4.1 billion.
     In addition, URS now expects that net income for the year will be approximately $113 million compared to its previous expectation of $110 million. The Company expects that diluted EPS for 2006 will be between $2.12 and 2.17 compared to its prior expectation of $2.12 per share. URS’ net income and EPS guidance for 2006 include an expected after tax impact of between $10 million and $12 million ($0.19 and $0.23, respectively, on a per share basis) related to stock-based compensation expense to be recognized under SFAS 123(R).
     The Company expects that third quarter earnings per share will be between 25% and 30% of its full year EPS guidance. URS continues to expect that the Company will repay approximately

$100 million of debt during fiscal 2006.
     URS Corporation offers a comprehensive range of professional planning and design, systems engineering and technical assistance, program and construction management, and operations and maintenance services for transportation, commercial/industrial, facilities, environmental, water/wastewater, homeland security, installations and logistics, and defense systems. Headquartered in San Francisco, the Company operates in more than 20 countries with approximately 29,400 employees providing engineering and technical services to federal, state and local governmental agencies as well as private clients in the chemical, pharmaceutical, oil and gas, power, manufacturing, mining and forest products industries (www.urscorp.com).
Web Cast Information
     URS will host a dial-in conference call on Thursday, August 10 at 11:00 a.m. (EST) to discuss its results for the second quarter of fiscal year 2006. A live web cast of this call will be available on the investor relations portion of URS’ website at www.urscorp.com.
TABLES TO FOLLOW
# # #
Statements contained in this earning release that are not historical facts may constitute forward-looking statements, including statements relating to future revenue and business trends, future earnings, future debt repayment and future economic and industry conditions. The Company believes that its expectations are reasonable and are based on reasonable assumptions. However, such forward-looking statements by their nature involve risks and uncertainties that could cause actual results to differ materially from the results predicted. The potential risks and uncertainties include, but are not limited to: an economic downturn; changes in the Company’s book of business; the Company’s compliance with government contract procurement regulations; the Company’s dependence on government appropriations; the Company’s ability to make accurate estimates and control costs; the Company’s ability to bid on, win, execute and renew contracts; the Company’s partners’ ability to perform on projects; environmental issues and liabilities; liabilities for pending and future litigation; the impact of changes in laws and regulations; the Company’s ability to maintain adequate insurance coverage; a decline in defense spending; industry competition; the Company’s ability to attract and retain key individuals; risks associated with changes in equity compensation; the Company’s leveraged position and ability to service the Company’s debt; risks associated with international operations; project management and accounting software risks; terrorist and natural disaster risks; the Company’s relationships with its labor unions; anti-takeover risks and other factors discussed more fully in the Company’s Form 10-Q for the second quarter of fiscal 2006, as well as in other reports subsequently filed from time to time with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statements.

URS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS — UNAUDITED
(In thousands, except per share data)

	June 30, 2006	December 30, 2005
ASSETS
Current assets:
Cash and cash equivalents, including $19,165 and $61,319 of short-term money market funds, respectively	$77,256	$101,545
Accounts receivable, including retainage of $31,057 and $37,280, respectively	636,106	630,340
Costs and accrued earnings in excess of billings on contracts in process	544,036	513,943
Less receivable allowances	(44,178)	(44,293)

Net accounts receivable	1,135,964	1,099,990
Deferred tax assets	20,180	18,676
Prepaid expenses and other assets	78,468	52,849

Total current assets	1,311,868	1,273,060
Property and equipment at cost, net	156,710	146,470
Goodwill	988,100	986,631
Purchased intangible assets, net	4,535	5,379
Other assets	51,309	57,908

	$2,512,522	$2,469,448

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Book overdrafts	$22,967	$1,547
Notes payable and current portion of long-term debt	24,230	20,647
Accounts payable and subcontractors payable, including retainage of $14,175 and $13,323, respectively	239,814	288,561
Accrued salaries and wages	197,971	196,825
Accrued expenses and other	90,775	82,404
Billings in excess of costs and accrued earnings on contracts in process	120,769	108,637

Total current liabilities	696,526	698,621
Long-term debt	241,699	297,913
Deferred tax liabilities	22,364	19,785
Other long-term liabilities	113,418	108,625

Total liabilities	1,074,007	1,124,944

Commitments and contingencies
Minority interest	2,113	—
Stockholders’ equity:
Preferred stock, authorized 3,000 shares; no shares outstanding	—	—
Common shares, par value $.01; authorized 100,000 shares; 51,925 and 50,432 shares issued, respectively; and 51,873 and 50,380 shares outstanding, respectively	519	504
Treasury stock, 52 shares at cost	(287)	(287)
Additional paid-in capital	959,928	925,087
Accumulated other comprehensive loss	(3,769)	(3,985)
Retained earnings	480,011	423,185

Total stockholders’ equity	1,436,402	1,344,504

	$2,512,522	$2,469,448

URS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME — UNAUDITED
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2006	July 1, 2005	June 30, 2006	July 1, 2005

Revenues	$1,069,991	$961,616	$2,068,140	$1,883,616
Direct operating expenses	690,931	620,617	1,322,235	1,209,456

Gross profit	379,060	340,999	745,905	674,160
Indirect, general and administrative expenses	316,874	318,061	636,045	606,603

Operating income	62,186	22,938	109,860	67,557
Interest expense	5,850	10,261	10,985	20,833

Income before income taxes and minority interest	56,336	12,677	98,875	46,724
Income tax expense	23,599	5,060	41,592	19,020
Minority interest in income of consolidated subsidiaries, net of tax	99	—	457	—

Net income	32,638	7,617	56,826	27,704
Other comprehensive income (loss):
Minimum pension liability adjustments, net of tax (benefit)	—	(270)	(2,366)	(270)
Foreign currency translation adjustments	2,538	(3,115)	2,582	(3,781)

Comprehensive income	$35,176	$4,232	$57,042	$23,653

Earnings per share:
Basic	$.64	$.17	$1.13	$.63

Diluted	$.63	$.17	$1.11	$.61

Weighted-average shares outstanding:
Basic	50,635	44,844	50,469	44,288

Diluted	51,519	46,158	51,425	45,454

URS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(In thousands)

	Three Months Ended		Six Months Ended
	June 30, 2006	July 1, 2005	June 30, 2006	July 1, 2005

Cash flows from operating activities:
Net income	$32,638	$7,617	$56,826	$27,704

Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	10,092	10,082	19,279	19,869
Amortization of financing fees	468	1,391	929	2,873
Costs incurred for extinguishment of debt	—	32,345	—	33,107
Provision for doubtful accounts	(1,065)	1,681	2,948	5,057
Deferred income taxes	3,787	1,794	1,075	3,136
Stock-based compensation	4,132	1,767	7,909	3,492
Excess tax benefits from stock-based compensation	(1,422)	—	(2,609)	—
Tax benefit of stock compensation	2,298	3,080	4,753	4,602
Minority interest in net income of consolidated subsidiaries	99	—	457	—
Changes in assets and liabilities:
Accounts receivable and costs and accrued earnings in excess of billings on contracts in process	(14,304)	(22,131)	(38,923)	(54,116)
Prepaid expenses and other assets	(19,216)	(14,130)	(25,045)	(17,630)
Accounts payable, accrued salaries and wages and accrued expenses	28,715	46,738	(38,510)	50,076
Billings in excess of costs and accrued earnings on contracts in process	8,205	8,651	12,132	14,760
Distributions from unconsolidated affiliates, net	2,137	1,501	17,640	7,139
Other long-term liabilities	(1,289)	3,672	1,656	3,923
Other liabilities, net	(4,604)	(9,593)	(9,385)	(15,987)

Total adjustments and changes	18,033	66,848	(45,694)	60,301

Net cash from operating activities	50,671	74,465	11,132	88,005

Cash flows from investing activities:
Proceeds from disposal of property and equipment.	—	1,900	—	1,900
Capital expenditures, less equipment purchased through capital leases	(4,648)	(5,133)	(9,794)	(9,095)

Net cash from investing activities	(4,648)	(3,233)	(9,794)	(7,195)

Cash flows from financing activities:
Long-term debt principal payments	(56,737)	(492,459)	(68,481)	(503,526)
Long-term debt borrowings	552	351,271	552	351,271
Net borrowings/(payments) under the lines of credit	2,834	(7,711)	5,295	(13,711)
Net change in book overdraft	21,431	(33,093)	21,420	(69,842)
Capital lease obligations payments	(5,776)	(3,360)	(8,834)	(6,871)
Short-term note borrowings	835	1,875	2,336	1,875
Short-term note payments	(2,433)	(1,726)	(2,613)	(3,340)
Excess tax benefits from stock-based compensation	1,422	—	2,609	—
Proceeds from common stock offering, net of related expenses	—	130,260	—	130,260
Proceeds from sale of common stock from employee stock purchase plan and exercise of stock options	9,439	16,118	22,089	25,626
Tender and call premiums paid for debt extinguishment	—	(18,806)	—	(19,419)

URS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(In thousands)

	Three Months Ended		Six Months Ended
	June 30, 2006	July 1, 2005	June 30, 2006	July 1, 2005

Payments of financing fees	—	(4,009)	—	(4,416)

Net cash from financing activities	(28,433)	(61,640)	(25,627)	(112,093)

Net increase (decrease) in cash and cash equivalents	17,590	9,592	(24,289)	(31,283)
Cash and cash equivalents at beginning of period	59,666	67,132	101,545	108,007

Cash and cash equivalents at end of period	$77,256	$76,724	$77,256	$76,724

Supplemental information:
Interest paid	$4,787	$11,164	$9,408	$20,879

Taxes paid	$26,914	$12,578	$33,043	$21,360

Equipment acquired through capital lease obligations.	$13,597	$7,306	$18,651	$12,563